                                                                 Exhibit (P)(13)


                               M E M O R A N D U M

                                                                   APRIL 3, 2000


TO:      ALL DLJ ASSET MANAGEMENT GROUP, INC. EMPLOYEES ("DLJAM")

FROM:    MARTIN JAFFE, CHIEF OPERATING OFFICER
         CHARLES E. HUGHES, DIRECTOR OF COMPLIANCE

RE:      []  DLJ ASSET MANAGEMENT GROUP, INC.
             CODE OF ETHICS DATED APRIL 3, 2000

         []  EMPLOYEE TRADING POLICIES
--------------------------------------------------------------------------------

Please review the attached documents.

It is necessary that you are familiar with and agree to abide by these policies.

REMINDER: ALL EMPLOYEES MUST SUBMIT A REQUEST FOR APPROVAL OF TRANSACTION BEFORE EXECUTING ANY TRANSACTIONS FOR THEIR PERSONAL ACCOUNTS.

Please sign, date and return the last page of the Employee Trading Policies memorandum to Charles E. Hughes (277 Park Ave. - 24th Fl.) to indicate your understanding and agreement to abide by these policies.

YOU MUST RETURN THIS AGREEMENT BY FRIDAY, APRIL 14, 1999.

Please be sure to contact one of us if you have any questions.

                           DLJ ASSET MANAGEMENT GROUP

                                 Code of Ethics
                            Dated as of April 3, 2000

                                   Pursuant to
                       Rule 17j-1(b) Under the Investment
                         Company Act of 1940, as amended
                          -----------------------------


                  1.       Purpose and Standards of Conduct

                  This Code of Ethics has been adopted by the Board of Directors of DLJ Asset Management Group, Inc., ("DLJAM") which includes Winthrop Trust Company ("WTC") and WSW Capital, Inc. ("WSWC") in accordance with Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the "Act"). Rule 17j-1(b) generally proscribes fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies registered under the Act, if effected by associated persons of such investment companies. The purpose of this Code of Ethics is to provide DLJAM with regulations and procedures, with respect to the registered investment companies in which they act as investment adviser (the "Funds"), designed to comply with the Act and, in particular, Rule 17j-1(a) which states:

         (a) It shall be unlawful for any affiliated person or principal underwriter for a registered investment company, or any affiliated person of an investment adviser or principal underwriter for a registered investment company in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired, as defined in this section by such registered investment company --

                  1. To employ any device, scheme or artifice to defraud such registered investment company;

                  2. To make to such registered investment company any untrue statement of a material fact or omit to state to such registered investment company material facts necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                  3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such registered investment company; or

                  4. To engage in any manipulative practice with respect to such registered investment company.

                  This Code of Ethics also proscribes securities transactions involving insider trading (as described below) as well as possible conflicts of interest.

                  2. Application

                  (a) This Code of Ethics applies to the "access persons" of a Fund (as such term is defined in Section 3 below). Each access person must read, acknowledge receipt of and retain this Code of Ethics.

                  (b) DLJAM will maintain a list of all its access persons and will provide each access person with a copy of this Code of Ethics.

                  3. Definitions

                  For the purposes of this Code of Ethics, the following definitions shall apply:

                  (a) "Investment Adviser" means DLJAM, Winthrop Trust Company and WSW Capital, Inc.

                  (b) "Access person" means any trustee or director, officer or "advisory person" (as defined below in subparagraph (c)) of a Fund or a Fund's Investment Advisor.

                  (c) "Advisory person" of a Fund or a Fund's Investment Advisor means (i) any employee of DLJAM or a Fund or of any company in a control relationship to a Fund who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security (as defined below in subparagraph (d)) by a Fund, or whose functions related to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person, if any, in a control relationship to a Fund who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of a security.

                  (d) A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated or, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

                  (e) "Beneficial ownership" shall be interpreted in the same manner as the definition of "beneficial owner" set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, and shall refer to a direct or indirect pecuniary interest in securities, the benefits of which are enjoyed, directly or indirectly by any person by reason of any contract, arrangement, understanding, relationship (such as, for example, that person's spouse, children or other close familial relationship), agreement or otherwise a direct or indirect pecuniary interest, and by reason of which such person should be regarded as the true owner, although such securities may not be registered or standing on the books of the issuer in the name of such person. Thus, for example, securities held for a person's benefit in the names of others, such as nominees, trustees and other fiduciaries, securities held by any partnership of which a person is a partner, and securities held by any corporation which is controlled by a person (directly or through intermediaries), would be deemed to be beneficially owned by said person. Similarly, a person ordinarily obtains benefits equivalent to ownership from, and thus is generally regarded as the "beneficial owner" of, securities held in the name of a spouse, a minor child, or a relative of the person or a spouse. Other illustrations of benefits substantially equivalent to those of ownership include application of the income derived from securities to maintain a common home and application of the income derived from securities to meet expenses which the person otherwise would meet from other sources. Such interests which confer beneficial ownership of a security include having or sharing with another: (1) Voting power including the power to vote, or to direct the voting of, the security; and/or (2) Investment power, including the power to dispose, or to direct the disposition, of such security. A person is also deemed to be the beneficial owner of securities which such person has the right to acquire beneficial ownership of such securities: (i) through the exercise option, warrant or right (including options traded on options exchanges) exercisable within 60 days; (ii) through the conversion of securities which are immediately convertible or will become convertible within 60 days; or (iii) pursuant to a power to revoke within 60 days; or pursuant to the automatic termination within 60 days of, a trust, discretionary account or similar arrangement. In addition, beneficial ownership is conferred if voting or investment power is shared with one or more other persons and, therefore, the same shares of stock may be deemed beneficially owned by a number of persons. The Securities and Exchange Commission regards securities held in trust for others as beneficially owned by the trustee if he or she has or shares voting or investment power with respect to such securities.

                  (f) "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

                  (g) "Investment Personnel" means portfolio managers or other employees of DLJAM who participate in making investment recommendations to investment companies DLJAM advises, as well as persons in a control relationship to such investment companies who obtain information about investment recommendations.

                  (h) "Independent trustee" or "independent director", means a trustee or director of a Fund who is not an "interested person" of a Fund within the meaning of Section 2(a)(19) of the Act. A trustee is not deemed an interested person of a Fund solely by reason of such person being a member of the Board of Trustees or Director or an owner of shares of any Fund as of any series thereof.

                  (i) "Purchaser or sale of a security" includes, among other things, the writing of an option to purchase or sell a security (as defined below in subparagraph (i)).

                  (j) "Security" shall have the meaning set forth in Section 2(a)(36) of the Act. In general, the term includes any interest or instrument commonly known as a security, except that it shall not include securities issued by the United States which are government securities within the meaning of
Section 2(a)(16) of the Act, bankers acceptances, bank certificates of deposit, commercial paper or shares of registered open-end investment companies and such other money market instruments as designated by the Board of Trustees or Directors of a Fund.

                  (k) "Insider trading" shall mean the trading of any security while in the possession of material non-public information as to which the access person (1) has a duty to keep confidential or (2) knows or should have known was improperly obtained. "Material information" means information which is substantially likely to be considered important in making an investment decision by a reasonable investor, or information which is reasonably certain to have a substantial effect on the price of an issuer's securities. Information is non-public until it has been effectively communicated or made available to the market price.

                  4. Exempted Transactions

                  The prohibitions of Section 5(a)-(d) of this Code of Ethics shall not apply to:

                  (a) Purchases or sales effected in any account over which the access person has no direct or indirect influence or control or in any account of the access person which is managed on a discretionary basis by a person other than such access person and with respect to which such access person does not in fact influence or control such transactions.

                  (b) Purchases or sales of securities which are not eligible for purchase or sale by a Fund.

                  (c) Purchases or sales which are nonvolitional on the part of either the access person or the Fund.

                  (d) Purchases which are part of an automatic dividend reinvestment plan.

                  (e) Purchases effected upon the exercise of rights issued by an issuer, pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

                  (f) Purchases or sales of securities which receive the prior approval of a Managing Director, President, Senior Vice President or any Vice President of DLJAM (or their designees) (such approving officer having no personal interest in such purchases or sales) because such purchases or sales are not likely to have any economic impact on a Fund or on its ability to purchase or sell securities of the same class or other securities of the same issuer.

                  (g) Any equity securities transaction, or series of related transactions, involving 500 shares or less in the aggregate, if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion.

                  (h) Purchases or sales which are only remotely potentially harmful to a Fund because they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the securities to be purchased, sold or held by a Fund.

                  5. Prohibited Purchases and Sales

                  (a) No access person shall purchase or sell, directly or indirectly, any security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to such person's actual knowledge at the time of such purchase or sale:

                           (i) is being considered for purchase or sale by a Fund; or

                           (ii)     is being purchased or sold by a Fund.

                  (b) No access person shall reveal to any other person (except in the normal course of his or her duties on behalf of a Fund) any information regarding securities transactions by a Fund or consideration by a Fund or DLJAM of any securities transaction.

                  (c) No access person shall make recommendations concerning the purchase or sale of securities by any Fund or any series thereof without disclosing any interest such access person has in the securities or issuer thereof, including, without limitation:

                           (i) any direct or indirect beneficial ownership of any securities of such issuer;

                           (ii) any contemplated transaction by such person in such securities;

                           (iii) any position with such issuer or its affiliates; and

                           (iv)     any present or proposed business
                                    relationship with such issuer or its
                                    affiliates on the one hand, and such person or any party in which such person has a significant interest, on the other; provided, however, that in the event the interest of such access person in such securities or issuer is not material to his or her personal net worth and any contemplated transaction by such person in such securities cannot reasonably be expected to have a material adverse effect on any such transaction by the Fund or any series thereof or on the market for the securities generally, such access person shall not be required to disclose his or her interest in the securities or issuer thereof in connection with any such recommendation.

                  (d) No access person of a Fund shall participate in any securities transactions on a joint basis with a Fund in violation of applicable law.

                  (e) No access person shall engage in "insider trading" whether for his or her own benefit or the benefit of a Fund, DLJAM or others.

                  (f) No investment personnel shall be permitted to trade in Initial Public Offerings of securities. No investment personnel shall participate in a private placement of securities unless Charles Hughes reviews and approves such participation. Approval will only be granted if Charles Hughes determines the investment does not cause a conflict of interest between the Investment Personnel, DLJAMG and the investment companies they advise. Charles Hughes's decision, and the rationale supporting his decision, will be retained in the records of DLJAM.

                  6. Reporting

                  (a) Every access person, subject to the exception (b) below for independent trustees or directors, shall report to the appropriate officer of DLJAM the information described in Section 6(c) of this Code with respect to
(i) transactions in any security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security and (ii) holding of all securities, on an initial and annual basis, in which such access person has direct or indirect beneficial ownership; provided, however, that an access person shall not be required to make a report with respect to transactions effected in any account over which such person does not have any direct or indirect influence or control or in any account which is managed on a discretionary basis by a person other than such access person and with respect to which such access does not in fact influence or control such transactions. Such appropriate officer of DLJAM shall maintain such reports and such other records as are required by Rule 17j-1 under the Act.

                  (b) An independent trustee or director of a Fund need only report to the appropriate officer of a Fund a transaction if such trustee or director at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a trustee or director of a Fund, should have known that during the 15-day period immediately preceding or after the date of the transaction by the trustees or directors, such security is or was purchased or sold by the Fund or any series thereof or such purchase or sale was being considered for purchase or sale by a Fund, or DLJAM.

                  (c) Every report shall be in writing and shall be delivered not later than (i) 10 days after (A) the end of the calendar quarter in which a transaction to which the report relates was effected (B) the day the individual becomes an access person and (ii) within 30 days after the end of DLJAM's fiscal period and shall contain the following information:


                           (i) The date of the transaction and current holdings, the title and the number of shares and the principal amount of each security involved;

                           (ii) The nature of all transactions (i.e., purchase, sale or other type of acquisition or disposition);

                           (iii) The price at which transactions were effected; and

                           (iv) The name of the broker, dealer or bank with or through which the transactions were effected.

                           (v) With respect to any account established by an access person during the quarter in which any securities were held during the quarter for the direct or indirect benefit of the access person:

                                    1.       name of the broker, dealer or bank;

                                    2.       date account was established; and

                                    3.       date that report is submitted to
                                             the Fund.

                  (d) In lieu of the required report, so long as the information in the report required by 6(c) above is provided, an access person may instruct every brokerage firm at which such access person has an account to send duplicate confirmations of all securities transactions and monthly brokerage statements to the appropriate officer of DLJAM.

                  (e) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that such person has any direct or indirect beneficial ownership in the security to which the report relates.

                  (f) The information on securities transactions received and recorded by DLJAM under Rule 204-2(a)(12) of the Investment Advisors Act of 1940 shall be deemed to satisfy the reporting requirements imposed on access persons of a Fund who are officers or employees of DLJAM when to require information under this Code of Ethics would be duplicative of that already recorded by DLJAM.

                  (g) All reports furnished pursuant to this Section will be reviewed by Charles Hughes for compliance with these procedures. These reports will be kept confidential, subject to the rights of inspection by the Board of Directors of DLJAM and by the Securities and Exchange Commission.

                  7. Sanctions

                  Upon discovering a violation of this Code, the Board of Directors of DLJAM may impose such sanctions as it deems appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

                               M E M O R A N D U M


                                                                   APRIL 3, 2000


TO:          ALL DLJ ASSET MANAGEMENT GROUP, INC. ("DLJAM") EMPLOYEES

FROM:        MOFFETT COCHRAN, CHAIRMAN
             MARTIN JAFFE, CHIEF OPERATING OFFICER

RE:          EMPLOYEE TRADING POLICIES


         DLJ Asset Management Group, Inc. ("DLJAM"), Winthrop Trust Company ("WTC"), and WSW Capital, Inc. ("WSWC") owe to its clients a duty of undivided loyalty when performing investment services. In order to avoid even the appearance of impropriety DLJAM has adopted below certain restrictions on trading in securities by DLJAM employees and their immediate families.*

         These restrictions are designed to cover situations which generally occur but they are not exhaustive. It is your responsibility to obtain permission for any securities transaction which, in light of the facts surrounding the transaction, could give rise to a real or apparent conflict of interest with DLJAM, WTC and WSWC clients.

---------

* Immediate family includes your spouse, minor children, any relative who lives with you or whom you support. References to employees will be deemed to include these persons.

I.       Trading in Focus List Stocks

                  A. General Rule. No Employee will be permitted to engage in any transaction (including a transaction in any derivative product) in a Focus List Stock while that security is the subject of a Buy or Sell program at DLJAM.

                  A security is the subject of a Buy (or Sell) program when the investment group has determined to add to (or trim back) account position in that security.

                  Exceptions. No employee orders will be executed during the first 7 days the program is in effect. Once the program has been in effect for 7 days, employee orders will be executed once the Trader has determined, in his sole discretion, that no client orders are contemplated for that day. Upon such determination, employee orders will be executed as of the close of the business day that such order was requested. If the program is in effect for less than seven days, employee orders will be executed following the termination of such program.

                  NOTE: In the event that an employee and a client each have an order executed in the same security on the same day, the employee will receive the highest price of the trades for that day (in case of a buy order) and the lowest price of the trades for that day (in case of a sell order), regardless of the initiation or timing of such transaction.

II.      Stocks Under Consideration for Focus List

                  General Rule: No employee will be permitted to engage in any transaction in any security being considered for inclusion on the Focus List.

                  A security is being considered for inclusion in the Focus List at the time the Research Department has completed its write-up of the security, unless the Director of

Equity Research determines that transactions in the security should be prohibited at some time prior to the completion of the write-up. If this is the case, the Director of Equity Research will notify the Trader to verify that this is a security being considered for inclusion on the Focus List and no transactions will be permitted as of that date.

         Exceptions: None

III.     Non-Focus List Securities

         1. General Rule: Subject to the caveat on conflicts of interest, trading in securities which are not on the Focus List is permitted.

IV.      Initial Public Offerings and Private Placements

         1. General Rule: Trading in Initial Public Offerings of securities is not permitted. Trading in Private Placement of securities is permitted only if a Request Form or e-mail equivalent is submitted in advance to Charles Hughes and he approves such transaction. Charles Hughes will generally not approve these transactions if the investment could cause a conflict of interest between the employee and DLJAM.

         2. Exceptions - None

V.       Short Selling

         A. Focus List Securities

         1. General Rule. No short selling of Focus List securities is permitted.

         2. Exceptions - None

         B. Securities appearing on Cross Reference List (securities owned by one or more customers).

         1. General Rule. These transactions must be approved on a case by case basis.

Charles Hughes must initial the order ticket to signify his approval of the transaction. No transaction request will be approved unless it is accompanied by a fully completed Request Form (a sample is attached and copies may be obtained from Charles Hughes) or e-mail equivalent.

         2. Exceptions: None

         C. Non-Focus List Securities

         1. General Rule: These transactions must be approved on a case by case basis. Charles Hughes must initial the order ticket to signify his approval of the transaction. No transaction request will be approved unless it is accompanied by a fully completed Request Form or e-mail equivalent.

         2. Exceptions: None

VI.      Puts and Calls, Futures

         A. Focus List Securities

         1. General Rule: No transaction will be permitted in derivative products on securities on the Focus List in circumstances where an employee would be prohibited from trading the underlying securities.

         2. Exceptions: No naked options are ever permitted. Covered options are permitted with the approval of Charles Hughes. The same procedure outlined under
Section IV B.1 should be followed.

         B. Non-Focus List Securities

         1. General Rule: Subject to the caveat on conflicts of interest, trading in derivative products of securities which are not on the Focus List is permitted.

VII.     Indices

         A. Focus List and Non-Focus List Securities.

                  1. General Rule: Trading in indices which contain Focus List securities is permitted.

                  Exceptions: If the Director of Equity Research determines that trading in a particular index should be prohibited, he will notify the Trader and no transactions will be permitted as of that date.

VII.     Special Prohibitions Applicable to Research Department Employees.

         1. General Rule: No Research Department Employee will be permitted to effect transactions in any security which is being followed by the Department.

         Exceptions: Transactions may be approved on a case by case basis utilizing the procedure outlined in Section IV B.l.

                                     * * * *

         Each DLJAM employee should be aware that his trading activities may be curtailed at any time that DLJAM believes it is in the best interest of clients to do so. Therefore, employees should refrain from effecting any transaction where they would suffer financial hardship by their inability to liquidate or otherwise sell such a position.

                       REQUEST FOR APPROVAL OF TRANSACTION

NAME:                   _______________________________________
DATE:                   _______________________________________
SECURITY:               _______________________________________
QUANTITY:               _______________________________________
CURRENT PRICE:          _______________________________________
TYPE OF TRANSACTION:    _______________________________________


BRIEFLY STATE YOUR REASONS FOR THIS TRANSACTION:



                                       APPROVED: ___________________


         KINDLY FORWARD THIS FORM TO CHARLES E. HUGHES UPON COMPLETION.

                 AMENDMENT TO THE DLJAM EMPLOYEE TRADING POLICY

I.       SHORT-TERM TRADING PROFITS

         Advisory Persons* are prohibited from profiting from a purchase and sale or sale and purchase, of the same or an equivalent Security** within any 60 calendar day period. If trades are effected during the proscribed period, any profits realized on such trades WILL BE IMMEDIATELY REQUIRED TO BE DISGORGED.

II.      EXEMPTED TRANSACTIONS

         SUBJECT TO PRECLEARANCE in accordance with section III below with respect to sub items (b), (e), (f), (g), (h), & (i) hereof, THE PROHIBITIONS OF
SECTION I WILL NOT APPLY TO THE FOLLOWING:

         (a) Purchases or sales of Securities effected in any account over which the Advisory Person has no direct or indirect influence or control or in any account of the Advisory Person which is managed on a discretionary basis by a person other than such Advisory Person and with respect to which such Advisory Person does not in fact influence or control such transactions.

         (b) Purchases or sales of Securities (or their equivalents) which are not eligible for purchase or sale by any fund in the Complex.

         (c) Purchases or sales of Securities which are nonvolitional on the part of either the Advisory Person or any fund in the Complex.

         (d) Purchases of Securities which are part of an automatic dividend reinvestment plan.

         (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         (f) Any equity Securities transaction, or series of related transactions effected over a 30 calendar day period, involving 500 shares or less in the aggregate, if (i) the Advisory Person has no prior knowledge of activity in such security by any fund in the Complex and (ii) the issuer is listed on the New York Stock Exchange or has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion (or a corresponding market capitalization in foreign markets).

         (g) Any fixed-income Securities transaction, or series of related transactions effected over a 30 calendar day period, involving 100 units ($100,000 principal amount) or less in the aggregate, if the Advisory Person has no prior knowledge of transactions in such Securities by any fund in the Complex.

         (h) Any transaction in index options effected on a broad-based index if the Advisory Person has no prior knowledge of activity in such index by any fund in the Complex.

         (i) Purchases or sales of Securities which receive the prior approval of the Compliance Officer, Charles E. Hughes, (such person having no personal interest in such purchases or sales), based on a determination that no abuse is involved and that such purchases and sales are not likely to have any economic impact on any fund in the Complex or on its ability to purchase or sell Securities of the same class or other Securities of the same issuer.

III.     PRECLEARANCE

         Advisory Persons (other than Disinterested Directors/Trustees) MUST PRECLEAR all personal securities investments with the exception of those identified in subparts (a), (c) and (d) of Section II above.

         All requests for preclearance must be submitted to Charles E. Hughes for approval. All approved orders must be executed by the close of business on the day preclearance is granted; provided, however, that approved orders for Securities traded in foreign markets may be executed with two (2) business days from the date preclearance is granted. If any order is not timely executed, a request for preclearance must be resubmitted.

* "Advisory Persons" means (i) any employee of the Fund, Manager or Advisor/Subadvisor (or of any company in a control relationship to the Fund, Manager or Advisor/Subadvisor) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security.

** "Security," in general, the term includes any interest or instrument commonly known as a security, except that it shall not include securities issued by the United States, banking acceptances, bank certificates of deposit, commercial paper or shares of registered open-end investment companies and money market instruments.



As an employee of DLJAM, WTC and/or WSWC, I understand and agree to abide by the policies set forth in the following documents:

1.       CODE OF ETHICS DATED APRIL 3, 2000

2.       EMPLOYEE TRADING POLICIES


SIGNATURE:      _________________________________________

PRINT NAME:     _________________________________________

DATE:           _________________________________________